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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 12, 2007

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     001-31648               74-2806888
(State or other jurisdiction of         (Commission           (I.R.S. Employer
         incorporation)                 File Number)         Identification No.)

                        4601 College Boulevard, Suite 300
                              Leawood, Kansas 66211
                (Address of principal executive office)(Zip Code)

                                 (913) 327-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01      Other Events.

        As previously described by Euronet Worldwide, Inc. (the "Company") in its March 8, 2007 press release and related Current Report on Form 8-K, the Company entered into, on March 8, 2006, a Securities Purchase Agreement with several institutional investors in a private placement transaction to issue and sell 6,374,528 shares of its common stock, par value $0.02, in a private placement (the "Offering").

        On March 12, 2007, the Company closed the Offering and received gross proceeds in the amount of approximately $159.36 million. The Company currently anticipates using the proceeds from the private placement for future acquisitions and other general corporate purposes. One of the acquisition candidates being considered, which is complimentary to one of the Company's divisions, would represent a significant acquisition for the Company. That particular candidate is running an auction process and the Company is considering whether to submit a bid, which would only be made if it is with a strategic joint venture partner. If such a joint venture is formed and is the successful bidder in that auction, the Company's part of the consideration would include cash and assumption of liabilities and would be funded through a combination of the proceeds of the Offering and available cash and potential borrowings. The financial impact of this acquisition on the Company is difficult to predict because it would depend on the purchase price, the cost of any debt acquisition financing, the synergies and other financial benefits from the acquisition and the structure of the joint venture. Accordingly, it is possible that the transaction may be dilutive to our earnings per share in the early term of the investment. There can be no assurance that the Company will make a bid in the auction, or if made, that the Company will be successful in completing the transaction. Until the proceeds are utilized as described above, they will be invested in short term investments. Therefore, while so invested and based on current short term interest rates, this private placement is not expected to result in dilution to the Company's first quarter 2007 earnings per share as discussed in our press release dated February 20, 2007.

        A copy of the Securities Purchase Agreement is attached hereto as
Exhibit 4.1 and incorporated herein by reference.

Warning Concerning Forward Looking Statements

        This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including with respect to the Company's intended use of the Offering proceeds. These forward looking statements are based upon the Company's present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the company's forward looking statements as a result of various factors. You should not place undue reliance upon forward looking statements.

Item 9.01      Financial Statements and Exhibits

Number         Description

4.1            Securities Purchase Agreement, dated March 8, 2007



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EURONET WORLDWIDE, INC.


                                       By:  /s/ Rick L. Weller
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                                            Rick L. Weller, Chief Financial
                                            Officer

Date:  March 12, 2007


Exhibits

Number       Description

4.1          Securities Purchase Agreement, dated March 8, 2007


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